UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): February 12, 2009

CHINA BIO-IMMUNITY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Nevada	000-51760	20-2815911
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 36 ShengMing 2nd Road DD Port, Dalian People’s Republic of China, 116620
(Address of principal executive offices)

Registrant’s telephone number, including area code:  86 411 87407598

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Appointment of Interim Chief Executive Officer, Removal of Chief Financial Officer, Appointment of Interim Chief Financial Officer

On February 12, 2009, the Board of Directors (the “Board”) of China Bio-Immunity Corporation, a Nevada corporation (the “Company”) appointed Dr. Lixin Zhou to serve as the Interim Chief Executive Officer of the Company.  Mr. Zhou was appointed to fill the vacancy that was created when the Company’s current Chief Executive Officer, Quanfeng Wang, elected to take a medical leave of absence from the Company.

Additionally, on February 12, 2009, the Board of the Company voted to remove Aiting Hou as the Company’s Chief Financial Officer effective February 13, 2009.  Ms. Hou’s removal was not due to a disagreement with the Company.  On February 12, 2009, the Board voted to fill the vacancy created by Ms. Hou’s removal with the appointment of Dr. Lixin Zhou as the Company’s Interim Chief Financial Officer.

Dr. Lixin Zhou is 46 years old.  In addition to his work as the Interim Chief Executive Officer and Interim Chief Financial Officer of the Company, Dr. Lixin Zhou has served as the Chief Medical Officer of the Company since August 6, 2008.  Dr. Zhou was trained in microbiology and immunology at the University of Colorado, the University of South Florida and the University of Zurich, while earning his PhD, as well as his MD from the Bethune University of Medical Science.  Dr. Lixin Zhou finished his fellowship and residency at Peking Union Medical Hospital in clinical immunology. Following the completion of his residency, he worked as a scientific director in Bioherb Lab in Surrey, British Columbia, Canada.  Prior to working with the Company, Mr. Zhou worked as Senior Associate at the Case University and has been published extensively in the immunology field at home and abroad

As disclosed on a Form 8-K filed with the Securities and Exchange Commission on August 6, 2008, on August 6, 2008, the Company entered into an employment agreement with Lixin Zhou for an unfixed term, pursuant to which the Company agreed to employ Mr. Lixin Zhou as the Chief Medical Officer of the Company.  Pursuant to the terms of the employment agreement, Mr. Lixin Zhou is paid an annual salary of $155,000, as well as an annual performance bonus of an amount up to $97,500 for his services rendered as the Chief Medical Officer; the amount of the performance bonus is at the discretion of the Company’s Board of Directors.  In addition to the foregoing, in the event that the Company adopts an equity incentive plan, Mr. Lixin Zhou will have the ability to participate in such plan at the discretion of the Company’s Board of Directors. The employment agreement may be terminated by Mr. Lixin Zhou upon sixty (60) days notice, or by the Company pursuant to enumerated circumstances set forth in the employment agreement.  The foregoing description of the employment agreement is qualified in its entirety by reference to the employment agreement which was filed as Exhibit 10.6 to the Form 8-K filed on August 6, 2008 is herein incorporated by reference.  The Company did not enter into a new employment agreement with Lixin Zhou relating to his appointment as the Interim Chief Executive Officer or the Interim Chief Financial Officer.

ITEM 9.01 FINACIAL STATEMENTS AND EXHIBITS

10.6	Employment Agreement, dated August 6, 2008, by and between China Bio-Immunity Corporation and Lixin Zhou, incorporated by reference from Form 8-K filed with the SEC on August 6, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA BIO-IMMUNITY CORPORATION

Date: February 17, 2009

/s/ Lixin Zhou

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By:  Lixin Zhou
Its:   Interim Chief Executive Officer